EXHIBIT 99.1

The X-Change Corporation Announces Contract to Acquire Surrey Vacation Resorts, Inc., a Timeshare Vacation Company in Branson, Missouri; Pigeon Forge, Tennessee; and Biloxi, Mississippi

Press Release Source: The X-Change Corporation On Monday March 7, 2011, 10:29 pm EST

DALLAS, TX--(Marketwire - 03/07/11) - The X-Change Corporation (Pinksheets:XCHC
- News) today announced that it has an agreement to acquire Surrey Vacation Resorts, Inc., based in Branson, Missouri. The terms of the acquisition will involve a change in control of the Company and the appointment of new directors. X-Change will issue 63,283,391 shares of restricted stock to the shareholders of Surrey Vacation Resorts in exchange for 100 percent of the stock of Surrey Vacation Resorts. The Company has agreed to change its name from X-Change Corporation to Grand Crowne Resorts, Inc. The agreement is subject to approval by Surrey's lenders prior to closing.

Surrey Vacation Resorts (www.grandcrowneresorts.com) develops and sells timeshare resort units in Branson, Missouri; Pigeon Forge, Tennessee; and Biloxi, Mississippi. The combined operations of Surrey Vacation Resorts, Inc. ("Surrey") and its affiliates, Grand Crowne Resorts, Pigeon Forge, LLC ("Pigeon Forge"); Crowne View Development, LLC ("Crowne View Development"); Crowne View, LLC ("Crowne View"); and, L & J Consolidated Enterprises, Inc. ("L & J"); (collectively the "Company") consist of (i) sales and marketing of vacation ownership interests ("VOIs") which entitle the purchaser to use a fully furnished vacation home at the Company's resort locations; (ii) sales and marketing of whole-ownership condominiums and single-family lots at its resort locations; (iii) acquiring and developing vacation ownership resorts; (iv) providing consumer financing to individuals for the purchase of VOIs; (v) infrastructure construction at the Company's resort locations; and, (vii) radio broadcasting that directs tourists to the Company's Branson, Missouri, marketing location and to the Pigeon Forge, Tennessee marketing location.

The VOIs offered by the Company consist of a deeded fee-simple interest of a specified fixed-week interval ownership in fully furnished vacation homes. The Company earns approximately 66% of its revenues from activities related to the sale of VOIs under the name Grand Crowne Resorts, Inc.

In their 2009 audited financial statements Surrey Vacation Resorts reported net income of $1.95 million on revenues of $37.72 million, down from net income of $4.31 million on revenues of $39.80 million in 2008. At year-end 2009, Surrey reported total assets of $78.08 million, total liabilities of $58.74 million, and net worth of $19.34 million. Based on unaudited results for 2010, Surrey expects to report net income of $2.86 million on revenue of $40.53 million, a 47% increase in profitability over 2009.

About The X-Change Corporation

The X-Change Corporation is a publicly traded company. In March, 2010, X-Change began a restart after a period of dormancy. Management believes that the new direction indicated by the acquisition of Surrey Vacation Resorts, Inc., will better serve the Company's shareholders.
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Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and X-Change Corporation assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. These statements include, without limitation, statements regarding the effects or benefits of the proposed transaction and often include words such as "approximately," "believe," "expect," "anticipate," "intend," "plan," "estimate," "may," "will," "continue" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about X-Change Corporation's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond X-Change Corporation's control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by X-Change Corporation (including X-Change Corporation's filings with the SEC). Although X-Change Corporation believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, X-Change Corporation also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Contact:

Contact Information

Haviland Wright
President & CEO
Email: info@xchccorp.com
Tel: 1 (972) 386-7360
Web: www.xchccorp.com

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